UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 1, 2022
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2022, Establishment Labs Holdings Inc. (the "Company"), through its wholly owned subsidiary, Establishment Labs, S.A., entered into a Master Supply Agreement (the "Agreement"), effective May 13th, 2022, with Nusil Technology LLC ("Nusil"). NuSil is the sole supplier of medical-grade silicone used in the Company’s Motiva Implants. The Agreement provides for specified prices and general terms and conditions under which NuSil shall supply the Company with medical-grade silicone. The Agreement has an initial term ending on December 31, 2026 and automatically renews for successive terms of one (1) year each for up to five (5) successive renewal terms, unless the Company or Nusil provides written notice no later than December 31 of the year prior to the expiration of the initial term or the then-current renewal term.

The Agreement supersedes and replaces the previous master supply agreement originally executed in 2016, as amended, that expired on May 13, 2022.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Master Supply Agreement, effective as of May 13, 2022, by and between Establishment Labs S. A. and Nusil Technology LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain portions of the exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	June 6, 2022	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer